                                                                      Exhibit 11


                             INTERCO INCORPORATED
          STATEMENT RE COMPUTATION OF NET EARNINGS PER COMMON SHARE
          ---------------------------------------------------------

                                                                              Year                    Year                    Year
                                                                             Ended                   Ended                   Ended
                                                                      December 31,            December 31,            December 31,
                                                                              1995                    1994                    1993
 Primary:                                                             ------------            ------------            ------------
    Weighted average common shares outstanding during the
      period....................................................        50,114,034              50,035,868              50,001,110
    Common shares issuable on exercise of stock options (1).....           524,545                 789,958                 850,349
    Common shares issuable on exercise of warrants (2)..........               -                   669,006                 523,991
    Weighted average common and common equivalent shares                ----------              ----------              ----------
      outstanding for primary calculation.......................        50,638,579              51,494,832              51,375,450
                                                                        ==========              ==========              ==========
 Fully diluted:
    Weighted average common and common equivalent shares
      outstanding for primary calculation.......................        50,638,579              51,494,832              51,375,450
    Common shares issuable on exercise of stock options (3).....           242,985                  11,519                  21,216
    Common shares issuable on exercise of warrants (4)..........         1,435,163                     -                       -
    Weighted average common and common equivalent shares                ----------              ----------              ----------
      outstanding for fully diluted calculation.................        52,316,727              51,506,351              51,396,666
                                                                        ==========              ==========              ==========


                             INTERCO INCORPORATED

      NOTES TO STATEMENT RE COMPUTATION OF NET EARNINGS PER COMMON SHARE


(1) Includes common stock options, the exercise of which would result in dilution of net earnings per common share. Such common stock options have been considered as exercised and the proceeds therefrom were used to purchase common stock at the average common stock market price, if the average common stock market price was higher than the common stock option exercise price during the period.

(2) Includes common stock warrants, the exercise of which would result in dilution of net earnings per common share. Such common stock warrants have been considered as exercised and the proceeds therefrom were used to purchase common stock at the average common stock market price, if the average common stock market price was higher than the common stock warrant exercise price during the period.

(3) Additional common shares issuable resulting from the application of the same principles described in Note (i), except that the proceeds from assumed common stock options exercised were used to purchase common stock at the month end common stock market price, if the month end common stock market price was higher than the average common stock market price during the period.

(4) Additional common shares issuable resulting from the application of the same principles described in Noter (2), except that the proceeds from assumed common stock warrants exercised were used to purchase common stock at the month end common stock market price, if the month end common stock market price was higher than the average common stock market price during the period.